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                                                                    EXHIBIT 23.1



TURLINGTON AND COMPANY, L.L.P.              509 East Center Street
                                            Post Office Box 1697
CERTIFIED PUBLIC ACCOUNTANTS                Lexington, North Carolina 27293-1697
                                            Office: 336-249-6856
                                            Facsimile: 336-248-8697



We hereby consent to the incorporation, by reference, of our report dated January 31, 2001, which appears on page 37 of the annual report to stockholders for the year ended December 31, 2000, in this annual report and Form 10-K for LSB Bancshares, Inc. and subsidiaries for the year ended December 31, 2000.

The audit referred to in the above mentioned report also included the related consolidated financial statements for the two years ended December 31, 2000 listed in the accompanying index. In our opinion, such financial schedules present fairly the information required to be set forth therein.


Turlington and Company, L.L.P.

January 31, 2001